We consent to the references to our firm under the captions "Financial Highlights" for Growth and Income Fund in the Growth and Income Funds' Prospectus and "Independent Auditors " in the John Hancock Growth and Income Fund Class A and Class B Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 77 to Registration Statement (Form N-1A No. 2-10156) of our report dated October 9, 1996 on the financial statements and financial highlights of John Hancock Growth and Income Fund, a series of John Hancock Investment Trust.


                                                  /s/ERNST & YOUNG LLP
                                                  ERNST  & YOUNG LLP
Boston, Massachusetts
December 20, 1996